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                                                                    Exhibit 99.4

                              EMPLOYMENT AGREEMENT

     This AGREEMENT ("Agreement"), made and entered into as of this 22nd day of April, 1998 by and between Teddy L. Mansfield, an individual resident of the State of Florida (the "Employee") and Mansfield Industrial Coatings, Inc., a Mississippi corporation (the "Company"),

                                   WITNESSETH

     WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein and as enticement to the Company to complete the Stock Purchase Agreement dated April 22nd, 1998 between the Company and the Stockholders of Mansfield Industrial Coatings, Inc., the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. EMPLOYMENT. Subject to the terms hereof, the Company hereby employs Employee, and Employee hereby accepts such employment. Employee shall serve as a Manager of the Company or in such other capacity and shall perform such duties as the Company may hereafter from time to time determine. Employee shall devote his/her full business time and best efforts to rendering services on behalf of the Company.

     SECTION 2. TERM. The employment of Employee hereunder shall commence as of the date hereof and shall continue until the earlier of (a) March 31, 2001, or
(b) the occurrence of any of the following:

         2.1 The death or total disability of Employee (total disability meaning the failure of Employee to perform his normal required services hereunder after reasonable accommodation efforts for a period of three months during any consecutive twelve month period during the term hereof by reason of Employee's mental or physical disability); or

         2.2 The Company's termination of Employee's employment hereunder, upon prior written notice to Employee, for "good cause. For the purposes of this Agreement, "good cause" for termination of Employee's employment shall exist (a) if Employee is convicted of, pleads guilty to, or confesses to any felony relating to the business of the company or any act of fraud, misappropriation or embezzlement, (b) if Employee has engaged in a dishonest act to the damage or prejudice of the Company or any affiliate of the Company or in conduct or activities damaging to the Property, business or reputation of the Company or any affiliate of the Company, (c) if Employee fails to perform his duties as a result of the habitual use of alcohol or drugs, (d) if Employee fails to perform in any material respect according to the standards of the company and otherwise fails to comply with those standards within ten (10) days after written notice from the Company, or (e) if Employee otherwise fails to comply with the terms of this Agreement and, within ten (10) days after written notice from the Company of such failure, Employee has not corrected


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such failure or, having once received such notice of failure and having so corrected such failure, Employee at any time thereafter again so fails.

         2.3 TERMINATION WITHOUT GOOD CAUSE. A termination of Employee or causing the Employee to cease work at the Company without "good cause" as defined above constitutes a material breach of this Agreement and a material breach of the Stock Purchase Agreement between Canisco Resources, Inc., dated April 22, 1998. Upon such termination without good cause, Employee shall be forever released from Section 6 of this Agreement and shall remain entitled to the salary continuation provided in section 4.5 below.

         2.4 TERMINATION BY EMPLOYEE. If Employee voluntarily ceases his employment during the term of this Agreement, this shall constitute a material breach of this Agreement and the Stock Purchase Agreement dated April 22, 1998. In the event of such voluntary termination, Employee shall not be entitled to any benefits, including the salary continuation provided for in Section 4.5.

     SECTION 3. COMPENSATION.

         3.1 SALARY. During the term of this employment hereunder, Employee shall be paid a minimum salary in accordance with Appendix A to this Agreement.

         3.2 EXPENSES. Employee shall be reimbursed for all reasonable business expenses incurred by Employee and approved by the Company, provided that Employee submits verification of the nature and amount of such expenses in accordance with the policies of the Company.

     SECTION 4. ADDITIONAL EMPLOYMENT BENEFITS. The Company shall provide Employee with the following fringe benefits:

         4.1 GENERAL EMPLOYEE BENEFITS. Employee shall participate, subject to the terms and conditions established by the Company, in such medical, dental, disability, hospitalization, life insurance, pension and other benefit plans as the company shall maintain from time to time for the benefit of staff employees of the Company. During the term of this Agreement, such benefits shall never be less than those provided to Employee on April 1, 1998.

         4.2 VEHICLE. The Company shall provide Employee, for use in the course of the Company's business, a vehicle and shall cover all operating expenses associated therewith, in accordance with the policies of the Company. By mutual agreement, a vehicle allowance in lieu of the above may be substituted.

         4.3 VACATION. Employee shall be entitled to paid vacation during the term of his employment hereunder in accordance with the published vacation policy of the Company. Any unused vacation days in any calendar year may not be carried over to subsequent years.


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         4.4 DISABILITY. Company shall provide disability insurance coverage to
Employee during the term of this Agreement, upon terms mutually agreeable to Employee and Company.

         4.5 SALARY CONTINUATION. In the event that Company terminates this Agreement for any reason other than "good cause" as defined in Section 2.2 above, Company shall continue to pay Employee the compensation specified in
Section 3.1 for the remaining term of this Agreement as such compensation would otherwise be payable.

     SECTION 5. CONFIDENTIALITY AND TRADE SECRETS.

         5.1 CONFIDENTIAL INFORMATION. Employee hereby agrees that, except as otherwise required in performing any duties he may have as an employee of the Company, during the term of his employment with the Company, Employee shall hold in confidence all knowledge and information of a confidential nature with respect to the business of the Company and will not disclose, publish or make use of same without the prior written consent of the Company.

         5.2 TRADE SECRETS. Employee shall hold in confidence indefinitely any and all technology, trade secrets and know-how of Company and shall not disclose, publish or make use of same without prior written consent of Company.

     Section 6. NONCOMPETITION AND NONSOLICITATION COVENANTS.

         6.1 NONCOMPETITION.

             (a) COVERAGE. The Company is engaged in the business of asbestos abatement and industrial painting, including the application of specialty fire protective coatings, specialty maintenance services, the engineering and application of tags, labels and markers, in the states of Florida and Louisiana and states contiguous thereto (such area being hereinafter referred to as the "Territory"). Employee acknowledges that the Company's goodwill and business operations extend throughout the Territory.

             (b) COVENANTS. In consideration of the compensation payable by the Company to Employee pursuant to the terms of this Agreement, Employee hereby agrees that, during the term of his employment and for three (3) years immediately following termination of his employment with the Company, unless such termination is made by the Company without cause, he will not in any manner, without the Company's prior written consent, directly or indirectly,

                    (i) employ or seek to employ, on his own behalf or on behalf of any other person, firm or corporation, any person who becomes, or who is, an employee of the Company as of the date hereof and who has not thereafter ceased to be employed by the Company for a period of at least one (1) year; or

                    (ii) engage in, have any equity or profit interest in, make any loan to or guarantee any obligation of or with respect to, or render services (of any executive, advertising,


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marketing,sales, administrative, supervisory or consulting nature) to, any business conducting operations that are competitive with the business activities being directly engaged in by the Company as of the date hereof or as of the date of termination in the Territory. Notwithstanding anything contained herein to the contrary, Employee shall not be prohibited from owning, directly or indirectly, up to 10% of the outstanding equity interest of any company the stock of which is publicly traded on a national securities exchange or in the over-the-counter market if such company or its affiliates (as defined in Rule 12b2 of the Rules and Regulations promulgated under the Securities and Exchange Act of 1934, as amended) competes in business with the company.

         6.2 NONSOLICITATION. Employee further agrees that, during the term of his employment and for three (3) years immediately following termination for any reason whatsoever of his employment with the Company, he will not in any manner, directly or indirectly, solicit, call upon, or attempt to solicit any customer of the Company or its affiliates, (as defined by Rule 12b2 of the Rules and Regulations promulgated under the Securities and Exchange Act of 1934, as amended) including, but not limited to, any individual, partnership or corporation to whom the Company provided any services during the term of Employee's employment, for the purpose of obtaining the patronage of such customer for the purchase from Employee or any individual or entity other than the Company of such services as provided by the Company to such Customer.

         6.3 SEVERABILITY. If a judicial determination is made that any of the provisions of this Section 6 constitutes an unreasonable or otherwise unenforceable restriction against Employee, the provisions of this Section 6 shall be rendered void only to tho extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory, and prohibited business activity or any time period from the coverage of this
Section 6 and to apply the provisions of this Section 6 to the remaining portion of the Territory, the remaining business activities or the remaining time period not so severed by such judicial authority. Moreover, notwithstanding the fact that any provisions of this Section 6 is determined not to be specifically enforceable, Company shall nevertheless be entitled to recover monetary damages as a result of the breach of such provisions by Employee. The time period during which the prohibitions set forth in this section 6 shall apply shall be tolled and suspended for a period equal to the aggregate quantity of time during which Employee violates such prohibitions in any respect.

         6.4 INJUNCTIVE RELIEF. Employee hereby agrees that any remedy at law for any breach of the provisions contained in Section 6.1 or 6.2 hereof shall be inadequate and that the Company shall be entitled to injunctive relief in addition to any other remedy it might have under this Agreement.

         6.5 TERMINATION. If Company terminates this Agreement for any reason other than "good cause" as defined in Section 2.2 above, the Section 6.1 covenant not to compete and Section 6.2 nonsolicitation covenant shall not apply and those provisions contained within Section 6 shall be unenforceable against Employee.


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     SECTION 7. MISCELLANEOUS.

         7.1 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon Employee and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, that neither party shall be entitled to assign or delegate any of his or its rights or obligations hereunder without the prior written consent of the other party hereto (except that the Company may assign its rights hereunder to an affiliated party).

         7.2 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Florida.

         7.3 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.4 Unless otherwise agreed to in writing by the parties hereto, all communications provided for hereunder shall be writing and shall be deemed to be given when delivered in person or five (5) business days after being sent by first class mail and addressed as follows:

                           (a)      If to Employee:

                                    Teddy L, Mansfield
                                    3251 E. Kingsfield Rd.
                                    Pensacola, FL 32514

                           (b)      If to the Company:

                                    Mansfield Industrial Coatings, Inc.
                                    1325 W. Detroit Blvd.
                                    Pensacola, FL 32534

                                    with a copy to:

                                    Canisco Resources, Inc.
                                    300 Delaware Ave., Suite 714
                                    Wilmington, DE 19801
                                    Attention:  Corporate Counsel

         7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


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                  7.6 ENTIRE AGREEMENT. This Agreement is intended by the
parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   MANSFIELD INDUSTRIAL COATINGS, INC.,
                                   a Mississippi corporation

                                   By: /s/ Teddy L. Mansfield
                                      -----------------------------------
                                      Teddy L. Mansfield
                                      Its President

     I hereby accept this Agreement including all Terms and Conditions.

 4/22/98                            /s/ Teddy L. Mansfield
-------------------                -------------------------------------
Date                                Teddy L. Mansfield

AGREED TO AND ACKNOWLEDGED BY:

CANISCO RESOURCES, INC.,
a Delaware corporation


By: /s/ Ralph Trallo
   ------------------------------
             Its President

                                   APPENDIX A

A. 1 During the term of this Agreement, the Employee will be paid an annual salary of not less than $110,000 payable in twenty-four (24) equal payments made on a semimonthly basis.

                                   MANSFIELD INDUSTRIAL COATINGS, INC.,
                                   a Mississippi corporation


                                   By: /s/ Teddy L. Mansfield
                                      ----------------------------------
                                      Its President


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                                    /s/ Teddy L. Mansfield
                                   --------------------------------------
                                   Employee Signature

                                    4/22/98
                                   -----------------------------
                                   Date


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